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                                7,400,000 SHARES

                       L-3 COMMUNICATIONS HOLDINGS, INC.

                          COMMON STOCK, $.01 PAR VALUE

                          U.S. UNDERWRITING AGREEMENT
                          ---------------------------

                                                              February __, 1999


LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
C.E. UNTERBERG, TOWBIN
As Representatives of the several
  U.S. Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         L-3 Communications Holdings, Inc., a Delaware corporation (the "Company"), and Lockheed Martin Corporation, Lehman Brothers Capital Partners III, L.P., LB I Group Inc., Lehman Brothers MBG Partners 1997 (A) L.P. and Lehman Brothers MBG Partners 1997 (B) L.P. (collectively, the "Selling Stockholders") propose to sell an aggregate of 7,400,000 shares (the "Firm Stock") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Of the 7,400,000 shares of the Firm Stock, 2,800,000 shares are being sold by the Company and 4,600,000 are being sold by the Selling Stockholders. In addition, the Company proposes to grant to the U.S. Underwriters named in
Schedule 1 hereto (the "U.S. Underwriters") an option to purchase up to an additional 1,110,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." As described in the Prospectus (hereinafter defined), the Company will use the net proceeds from the sale of the Stock to repay any existing indebtedness under L-3 Communications Corporation's senior credit facilities and for general corporate purposes, including potential acquisitions. This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the U.S. Underwriters.

         It is understood by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company of 700,000 shares of Common Stock and the sale by the Selling Stockholders of 1,150,000 shares of Common Stock (together the

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"International Firm Stock") through arrangements with certain underwriters outside the United States (the "International Managers"), for whom Lehman Brothers International (Europe), Bear, Stearns International Limited, Credit Suisse First Boston (Europe) Limited, Merrill Lynch International, Morgan Stanley & Co. International Limited and C.E. Unterberg, Towbin are acting as lead managers. In addition, the Company proposes to grant to the International Managers an option to purchase up to an additional 277,500 shares of the Common Stock on the terms set forth in the International Underwriting Agreement (the "International Option Stock" and, together with the International Firm Stock, the "International Stock"). The U.S. Underwriters and the International Managers simultaneously are entering into an agreement between the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Stock and the other relating to the International Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in Sections 3, 4, 5, 11, 12 and 13 herein, and except as the context may otherwise require, references herein to the Stock shall include all the shares of Common Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

              (a) A registration statement on Form S-1, and amendments No. 1 and No. 2 thereto, with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the U.S. Underwriters. As used in this Agreement, "Effective Time" means the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; " Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the

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         Rules and Regulations in accordance with Section 6 hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. Any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 A.M., New York City time, on the date following this Agreement.

              (b) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) conforms, and the Prospectus and any further amendments or supplements to the Registration Statement (including, if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto) or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therein.

              (c) The market-related and customer-related data and estimates included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

              (d) The Company and each of its subsidiaries (as defined in Section 17) have been duly organized and are validly existing as corporations or limited liability companies, as applicable, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their

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         respective ownership or lease of property or the conduct of their respective businesses requires such qualification except for such qualification and good standing the failure of which, individually or in the aggregate, would not result in a material adverse effect on the condition (financial or other), business, prospects, properties, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

              (e) Prior to the delivery of the Stock on the First Delivery Date, the Company will have an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and (i) approximately 85% of the capital stock of Cardiovascular Computer Systems, Ltd., (ii) approximately 64% of the membership interests in L-3 Communications Network Security Systems LLC, (iii) approximately 92% of the capital stock of Microdyne Corporation and (iv) 100% of the issued shares of capital stock of each other subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than (A) liens, encumbrances, equities or claims described in the Prospectus and (B) such other liens, encumbrances, equities or claims as are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole.

              (f) Prior to the delivery of the Stock on the First Delivery Date, the unissued shares of the Stock to be issued and sold by the Company to the U.S. Underwriters hereunder and to the International Managers under the International Underwriting Agreement will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

              (g) This Agreement has been duly authorized, executed and delivered by the Company and L-3 Communications Corporation (the "Significant Subsidiary").

              (h) The execution, delivery and performance of this Agreement and the International Underwriting Agreement by the Company and the Significant Subsidiary and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of, or a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which

                                       4
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         the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that is material to the financial condition or prospects of the Company and its subsidiaries, taken as a whole (collectively, the "Material Agreements"), except for breach of which, individually, or in the aggregate, would not result in a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws, or other organizational documents of the Company or any of its subsidiaries or any material law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, provided that the provisions for indemnification and contribution hereunder and thereunder may be limited by equitable principles and public policy consideration; and except for the registration of the Stock and the International Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934, as amended (the "Exchange
         Act") and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, or the International Underwriting Agreement by the Company and the Significant Subsidiary and the consummation of the transactions contemplated hereby and thereby.

              (i) Except as described in the Prospectus and other than the Registration Rights Agreement, dated December 11, 1998, among the Significant Subsidiary and the parties named therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied or rights not exercisable in connection with the Registration Statement) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

              (j) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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              (k) Neither the Company nor any of its subsidiaries has incurred, since the date of the latest audited financial statements included in the Prospectus, any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or material increase in the short-term or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving or which would reasonably be expected to involve a Material Adverse Effect, otherwise than as described or contemplated in the Prospectus.

              (l) The historical and pro forma financial statements, together with the related notes, set forth in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-1 under the Securities Act. The historical financial statements of the Company fairly present the financial position of the Company (or its predecessors) at the respective dates indicated and the results of operations and cash flows of the Company (or its predecessors) for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements of the Company, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Prospectus, this Agreement and the International Underwriting Agreement. The other financial and statistical information and data included in the Prospectus, historical and pro forma, have been derived from the financial records of the Company (or its predecessors) and, in all material respects, have been prepared on a basis consistent with such books and records of the Company (or its predecessor), except as disclosed therein.

              (m) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in
         Section 9(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; Ernst & Young LLP and KPMG LLP, whose reports appear in the Prospectus and who have delivered the initial letters referred to in Sections 9(i) and 9(j) hereof, are independent accountants as required by the Securities Act and the Rules and Regulations; and Grant Thornton LLP, who have delivered the initial letters referred to in Section 9(k) hereof, are independent accountants as required by the Securities Act and the Rules and Regulations.

              (n) The Company and each of its subsidiaries have good and marketable title to all property (real and personal) described in the Prospectus as

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         being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Prospectus or, to the extent that any such liens, claims, security interests or other encumbrances would not have a Material Adverse Effect (individually or in the aggregate) and all the material property described in the Prospectus as being held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, with only such exceptions as would not have a Material Adverse Effect (individually or in the aggregate).

              (o) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets and other rights, and all registrations or applications relating thereto, described in the Prospectus as being owned by them or necessary for the conduct of their business, except as such would not have a Material Adverse Effect (individually or in the aggregate), and the Company is not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing which, if determined adversely to the Company and its subsidiaries, would have a Material Adverse Effect (individually or in the aggregate).

              (p) Except as described in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to cause a Material Adverse Effect.

              (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

              (r) No material relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, except as described in the Prospectus.

              (s) The Company is not involved in any strike, job action or labor dispute with any group of employees that would have a Material Adverse Effect, and, to the Company's knowledge, no such action or dispute is threatened.

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              (t) Except as disclosed in the Prospectus, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under
         (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code") (other than contributions in the normal course which are not in default); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

              (u) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company and its subsidiaries, might have a Material Adverse Effect.

              (v) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other organizational documents,
         (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Material Agreement or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except as would not, individually or in the aggregate, have a Material Adverse Effect.

              (w) To the best of the Company's knowledge, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; except as such that would not have a Material Adverse Effect.

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              (x) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

              (y) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

              (z) All of the representations and warranties of the parties to the International Underwriting Agreement are true and correct.

         2. Representations, Warranties and Agreements of the Selling Stockholders. Each of the Selling Stockholders severally represents, warrants and agrees that:

              (a) Such Selling Stockholder has, and immediately prior to the First Delivery Date such Selling Stockholder will have, good and marketable title to the shares of Stock to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement on such date, free and clear of all liens, encumbrances, equities or claims except those that may be created by the U.S. Underwriters; and upon delivery of such shares and payment therefor pursuant hereto and thereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several U.S. Underwriters and the International Managers.

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              (b) Such Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement") with the Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by such Selling Stockholder hereunder.

              (c) Such Selling Stockholder has duly executed and delivered a power of attorney (the "Power of Attorney") appointing the Custodian and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

              (d) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of, or a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or bylaws or the articles of partnership, as applicable, of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the International Underwriting Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

              (e) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration

         Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus under the caption "Selling Stockholders" relating to such Selling Stockholder.

              (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

         3. Purchase of the Stock by the U.S. Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,800,000 shares of the Firm Stock and each Selling Stockholder, severally and not jointly, agrees to sell the number of shares of the Firm Stock set forth opposite its name in
Schedule 2 hereto to the several U.S. Underwriters and each of the U.S. Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that U.S. Underwriter's name in Schedule 1 hereto. Each U.S. Underwriter shall be obligated to purchase from the Company and from each Selling Stockholder that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company and each Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such U.S. Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the U.S. Underwriters pursuant to this Agreement. The respective purchase obligations of the U.S. Underwriters with respect to the Firm Stock shall be rounded among the U.S. Underwriters to avoid fractional shares, as the Representatives may determine.

         In addition, the Company grants to the U.S. Underwriters an option to purchase, in whole or in part, the Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the U.S. Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such U.S. Underwriters in Schedule 1 hereto. The respective purchase obligations of each U.S. Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no U.S. Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $[___] per share.

         The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein and in the International Underwriting Agreement.

         4. Offering of Stock by the U.S. Underwriters.

         Upon authorization by the Representatives of the release of the Firm Stock, the several U.S. Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Stock outside of the United States.

         5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Latham & Watkins, 885 Third Avenue New York, New York 10022 at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New

York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

         6. Further Agreements of the Company. The Company agrees:

              (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly (i) after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and (ii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and, in the case of each of (i) and (ii), to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

              (b) To furnish promptly to each of the Representatives and to counsel for the U.S. Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

              (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish (without charge for the 9 month period following the First Delivery Date) to each U.S. Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

              (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

              (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the U.S. Underwriters and not to file any such document to which the Representatives shall reasonably object after having been given reasonable notice of the proposed filing thereof;

              (f) As soon as practicable after the Effective Date, (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter) to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

              (g) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock;

              (h) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (other than the Stock, the International Stock and shares issued pursuant to currently outstanding options, warrants, rights or convertible securities), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause each of the Selling Stockholders, Mr. Frank C. Lanza and Mr. Robert V. LaPenta to furnish to the Representatives, prior to the date of the Prospectus, a letter or letters, in form and substance satisfactory to counsel for the U.S. Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 270 days from the date of the Prospectus except for transactions by any person other than the Company and its subsidiaries relating to shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock acquired in open market transactions after the completion of the offering of Common Stock described in the Prospectus or sales by Messrs. Lanza and LaPenta of up to 100,000 and 200,000 shares of Common Stock, respectively, at any time and from time to time beginning 30 days after the Closing Date, without the prior written consent of Lehman Brothers Inc.;

              (i) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;

              (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder; and

              (k) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 A.M., New York City time, on the date following this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

         7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

              (a) For a period of 270 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (other than the Stock, the International Stock and shares issued pursuant to currently outstanding options, warrants, rights or convertible securities) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.;

              (b) That the Stock to be sold by such Selling Stockholder hereunder which is represented by the certificates held in custody for such Selling Stockholder is subject to the interest of the U.S. Underwriters, the International Managers and the other Selling Stockholders, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable except as provided in the Custody Agreement, and that the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law or the occurrence of any other event; and

              (c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person).

         8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (provided that the U.S. Underwriters and the International Managers will pay $350,000 of the printing costs of the Registration Statement); (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of delivering and distributing the Custody Agreement and the Power of Attorney; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the U.S. Underwriters); and (h) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders; provided that (x) the Company and the U.S. Underwriters will bear their own "road show" expenses and (y) the Company on the one hand, and the U.S. Underwriters and the International Managers on the other hand, will each bear one half of the cost of the charter aircraft used in connection with the "road show" relating to the offering of Common Stock described in the Prospectus.

         9. Conditions of U.S. Underwriters' Obligations. The respective obligations of the U.S. Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

              (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and any 462(b) Registration Statement required by this Agreement to be filed shall have been so filed and become effective.

              (b) No U.S. Underwriter or International Manager shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the U.S. Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the International Underwriting Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the U.S. Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

              (d) Simpson Thacher & Bartlett shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) The Company and each of its Delaware subsidiaries have been duly organized and are validly existing as corporations and in good standing under the laws of Delaware, and have all corporate power and authority necessary to conduct their respective businesses as described in the Registration Statement and the Prospectus;

                   (ii) All of the outstanding shares of Common Stock of the
              Company (including the shares of Stock and International Stock being delivered on such Delivery Date) have been duly authorized and all outstanding shares of Common Stock have been and, upon payment and delivery in accordance with this Agreement, the Stock will be validly issued, fully paid and non-assessable; all of the issued shares of capital stock of each Delaware subsidiary of the Company have been duly and validly authorized and issued, are fully paid, and non-assessable (except for directors' qualifying shares) and, based solely on an examination of each such subsidiary's stock ledger and minute books, all such shares are held of record by the Company and/or a subsidiary of the Company;

                   (iii) The Registration Statement has become effective under the Securities Act and the Prospectus was filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

                   (iv) The statements contained in the Prospectus under the
              captions "Risk Factors - A Number of Shares are or Will be Available for Future Sale", "Risk Factors - Certain Factors may Delay or Prevent a Change of Control Transaction," "Business-Pension Plans," "Certain Relationships and Related Transactions," "Management-Limitations on Liability and Indemnification Matters," "Management-1997 Stock Option Plan," "Management-Employment Agreements," "Description of Certain Indebtedness," "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as they describe charter documents, contracts, statutes, rules and regulations and other legal matters, constitute an accurate summary thereof in all material respects;

                   (v) The statements made in the Prospectus under the caption
              "Certain United States Federal Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

                   (vi) To such counsel's knowledge, there are no contracts or documents of a character required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Securities Act or the rules and regulations thereunder;

                   (vii) This Agreement and the International Underwriting
              Agreement have each been duly authorized, executed and delivered by the Company and the Significant Subsidiary;

                   (viii) The issue and sale of the shares of Stock being
              delivered on such Delivery Date by the Company and the compliance by the Company and the Significant Subsidiary, as applicable, with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement nor will such actions violate the Certificate of Incorporation or By-Laws or other organizational documents of the Company or any of its subsidiaries or any federal or New York statute, the Delaware Limited Liability Company Act or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute, the Delaware Limited Liability Company Act or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any federal or New York statute, the Delaware Limited Liability Company Act or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Limited Liability Company Act or the Delaware General Corporation Law or, to such counsel's knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware Limited Liability Company Act or the Delaware General Corporation Law is required for the issue and sale of the Stock and International Stock by the Company, except for the registration under the Act and the Exchange Act of the Stock and the International Stock, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Stock and the International Stock by the U.S. Underwriters and the International Managers. The opinions set forth in this paragraph are based upon our consideration of only those statutes, rules and regulations which, in such counsel's experience, are normally applicable to securities underwriting transactions.

                   In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States and the laws of the State of New York and the Delaware General Corporation Law.

                   Such counsel shall also have furnished to the
              Representatives a written statement, addressed to the U.S. Underwriters and dated such Delivery Date stating: Such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraph (iv) above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel participated in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLP, Grant Thornton LLP and with counsel to the Company. Based upon such counsel's examination of the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, (i) such counsel is of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of February ___, 1999, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus, and (ii) such counsel has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need not express belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

              (e) Christopher C. Cambria, General Counsel of the Company, shall have furnished to the Representatives his written opinion, as General Counsel to the Company, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) Other than as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                   (ii) To such counsel's knowledge, the Company and each of
              its subsidiaries have good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Prospectus or, to the extent that any such liens, claims, security interests or other encumbrances would not have a Material Adverse Effect (individually or in the aggregate) and all the material property described in the Prospectus as being held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, with only such exceptions as would not have a Material Adverse Effect (individually or in the aggregate);

                   (iii) To such counsel's knowledge and except as otherwise
              disclosed in the Prospectus, there are no legal or governmental proceedings pending or threatened, against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to cause a Material Adverse Effect;

                   (iv) To such counsel's knowledge and except as otherwise
              disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such person's securities in the securities registered pursuant to the Registration Statement;

                   (v) None of the issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company and the Significant Subsidiary with all of the provisions of this

              Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby requires any consent, approval, authorization or other order of , or registration or filing with, any federal court, federal regulatory body, federal administrative agency or other federal governmental official having authority over government procurement matters (provided, that the opinion in this paragraph
              (v) may be delivered by other counsel reasonably satisfactory to the Representatives).

              (f) Marian S. Block, Esq., as counsel for Lockheed Martin Corporation and Steven Berkenfeld, Esq., as counsel for the other Selling Stockholders shall have each furnished to the Representatives their written opinion, as counsel to such Selling Stockholder, addressed to the U.S. Underwriters and dated the First Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) Such Selling Stockholder has full right, power and
              authority to enter into this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or bylaws or the articles of partnership, as applicable, of such Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the International Underwriting Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such

              Selling Stockholder of the transactions contemplated hereby and thereby;

                   (ii) This Agreement and the International Underwriting
              Agreement has each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

                   (iii) A Power-of-Attorney and a Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

                   (iv) Upon physical delivery of the shares of Stock to be
              sold by such Selling Stockholder to the U.S. Underwriters and the International Managers in the State of New York with stock powers duly endorsed in blank by an effective endorsement and payment therefor in accordance with the terms of this Agreement and the International Underwriting Agreement, the U.S. Underwriters and the International Managers will become the "protected purchaser" (as defined in Section 8-303(a) of the New York Uniform Commercial Code) of such shares of Stock, free of any "adverse claim" (as defined in Section 8-102(a)(1) of the New York Uniform Commercial Code).

              (i) In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York or the State of Maryland, as the case may be, and the Delaware General Corporation Law and (ii) in rendering the opinion in Section 9(f)(iv) above, rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of and any adverse liens, encumbrances, equities or claims on the shares of Stock sold by such Selling Stockholder, provided that such counsel shall furnish copies thereof to the Representatives and state that they believe that the U.S. Underwriters, the International Managers and they are justified in relying upon such certificate.

              (g) The Representatives shall have received from Latham & Watkins, counsel for the U.S. Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (h) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the U.S. Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

              (i) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP letters, in form and substance satisfactory to the Representatives, addressed to the U.S. Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

              (j) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the U.S. Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

              (k) At the time of execution of this Agreement, the Representatives shall have received from Grant Thornton LLP letters, in form and substance satisfactory to the Representatives, addressed to the U.S. Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

              (l) With respect to the letters referred to in the preceding four paragraphs and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Representatives letters (the "bring-down letters") of such accountants, in form and substance satisfactory to the Representatives, addressed to the U.S. Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firms with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

              (m) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                   (i) The representations and warranties of the Company in
              Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(o) have been fulfilled; and

                   (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

              (n) Each of the Selling Stockholders (or the Custodian or one or more attorneys-in-fact on behalf of each of the Selling Stockholders) shall have furnished to the Representatives on the First Delivery Date a certificate, dated the First Delivery Date, signed by, or on behalf of, each of the Selling Stockholders (or the Custodian or one or more attorneys-in-fact) stating that the representations and warranties of each of the Selling Stockholders contained herein are true and correct as of the First Delivery Date and that each of the Selling Stockholders has complied with all agreements contained herein to be performed by each of the Selling Stockholders at or prior to the First Delivery Date.

              (o) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
         (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (p) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

              (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United

         States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several U.S. Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (r) The Representatives shall have received a copy of the executed Custody Agreement and Power of Attorney from each Selling Stockholder.

              (s) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Delivery Date.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the U.S. Underwriters.

         10. Indemnification and Contribution.

              (a) The Company and the Significant Subsidiary, jointly and severally, shall indemnify and hold harmless each U.S. Underwriter, its officers and employees and each person, if any, who controls any U.S. Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that U.S. Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any U.S. Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Significant Subsidiary shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such U.S. Underwriter through its gross negligence or willful misconduct), and shall reimburse each U.S. Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that U.S. Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Significant Subsidiary shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f); provided further, that the indemnification contained in this paragraph
         (a) with respect to the Preliminary Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any officers or employees of any U.S. Underwriter or of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or action arising from the sale of Stock by such U.S. Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and the U.S. Underwriter sold Stock to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the U.S. Underwriter on a timely basis to permit such sending or giving. The foregoing indemnity agreement is in addition to any liability which the Company or the Significant Subsidiary may otherwise have to any U.S. Underwriter or to any officer, employee or controlling person of that U.S. Underwriter.

              (b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each U.S. Underwriter, its officers and employees and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), or any action in respect thereof (including, but not limited to, any loss, claim, damage or liability or action relating to purchases and sales of Stock), to which that U.S. Underwriter, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or the omission or alleged omission relates to information under the caption "Selling Stockholders" relating to such Selling Stockholder; provided, however, that the indemnification contained in this paragraph (b) with respect to the Preliminary Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any officers or employees of any U.S. Underwriter or of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or action arising from the sale of Stock by such U.S. Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and the U.S. Underwriter sold Stock to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the U.S. Underwriter on a timely basis to permit such sending or giving. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any U.S. Underwriter or any officer, employee or controlling person of that U.S. Underwriter. Notwithstanding any other provision of this Section, the liability of each Selling Stockholder under this
         Section 10(b) to all such indemnified parties shall not exceed the net amount received by each such Selling Stockholder (after deducting any underwriting discount) from the sale of the Stock pursuant to this Agreement.

              (c) Each U.S. Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholders, the officers and employees of the Company, each of the directors of the Company, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director of the Company, officer of the Company or controlling person of the Company, or Selling Stockholder or controlling person of any Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or
         (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representatives by or on behalf of that U.S. Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director of the Company, officer of the Company or controlling person of the Company, or Selling Stockholder or controlling person of any Selling Stockholder for any legal or other expenses reasonably incurred by the Company or any such director of the Company, officer of the Company or controlling person of the Company, or Selling Stockholder or controlling person of any Selling Stockholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any U.S. Underwriter may otherwise have to the Company or any such director of the Company, officer of the Company, employee of the Company, or controlling person of the Company or Selling Stockholder or controlling person of any Selling Stockholder.

              (d) Promptly after receipt by an indemnified party under this
         Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel, it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by Lehman Brothers Inc., if the indemnified parties under this Section 10 consist of any U.S. Underwriters or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section 10 consist of the Company or any of the Company's directors, officers, employees or controlling persons, or by the attorney-in-fact under the Power of Attorney, if the indemnified parties under this Section 10 consist of the Selling Stockholders or any of their respective officers, employees or controlling persons, provided that if the Company is the indemnifying party and a Selling Stockholder is an indemnified party, such firm shall be designated by such Selling Stockholder rather than the attorney-in-fact. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

              (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Significant Subsidiary or the Selling Stockholders on the one hand and the U.S. Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Significant Subsidiary or the Selling Stockholders, on the one hand and the U.S. Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Significant Subsidiary or the Selling Stockholders, on the one hand and the U.S. Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, the Significant Subsidiary or the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the U.S. Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Significant Subsidiary, the Selling Stockholders or the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Significant Subsidiary and information supplied by the Company shall also be deemed to have been supplied by the Significant Subsidiary. The Company, the Significant Subsidiary, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

              (f) The U.S. Underwriters severally confirm and the Company and the Significant Subsidiary acknowledge that the statements with respect to the public offering of the Stock by the U.S. Underwriters and the last sentence of the first paragraph on the cover page of, the legend concerning stabilization on page (i) of, and the fourth, seventh, ninth, fifteenth, twentieth, twenty-first and twenty-third paragraphs and the stabilization language in paragraphs ten through thirteen under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such U.S. Underwriters furnished in writing to the Company by or on behalf of the U.S. Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         11. Defaulting U.S. Underwriters.

         If, on either Delivery Date, any U.S. Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting U.S. Underwriters shall be obligated to purchase the Stock which the defaulting U.S. Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting U.S. Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting U.S. Underwriters in
Schedule 1 hereto; provided, however, that the remaining non-defaulting U.S. Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting U.S. Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting U.S. Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining U.S. Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the U.S. Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company or the Selling Stockholders, except that the Company and the Significant Subsidiary will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "U.S. Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who,
pursuant to this Section 11, purchases Firm Stock which a defaulting U.S. Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting U.S. Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing U.S. Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the U.S. Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         12. Termination. The obligations of the U.S. Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(o), 9(p) or 9(q), shall have occurred or if the U.S. Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

         13. Reimbursement of U.S. Underwriters' Expenses. If (a) the Company or the Selling Stockholders shall fail to tender the Stock for delivery to the U.S. Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the U.S. Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company and the Significant Subsidiary will reimburse the U.S. Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the U.S. Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Significant Subsidiary shall pay the full amount thereof to the Representative(s). If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more U.S. Underwriters, the Company and the Significant Subsidiary shall not be obligated to reimburse any defaulting U.S. Underwriter on account of those expenses.

         14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

              (a) if to the U.S. Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, NY 10285;

              (b) if to the Company or to the Significant Subsidiary, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
         Attention: Christopher C. Cambria (Fax: 212-805-5494);

              (c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth in the Custody Agreement executed by such Selling Stockholder;

provided, however, that any notice to an U.S. Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such U.S. Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the U.S. Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Company and the U.S. Underwriters shall be entitled to act and rely on any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

         15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, the Significant Subsidiary, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any U.S. Underwriter within the meaning of Section 15 of the Securities Act and for the benefit of each International Manager (and controlling persons thereof) who offers or sells any shares of Common Stock in accordance with the terms of the Agreement Between U.S. Underwriters and International Managers and (B) the indemnity agreement of the U.S. Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Significant Subsidiary, the Selling Stockholders and the U.S. Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         17. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature pages follow]

         If the foregoing correctly sets forth the agreement among the Company, the Significant Subsidiary, the Selling Stockholders and the U.S. Underwriters, please indicate your acceptance in the space provided for that purpose below. Very truly yours,

                                       L-3 COMMUNICATIONS HOLDINGS, INC.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


                                       L-3 COMMUNICATIONS CORPORATION,
                                       the Significant Subsidiary


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


                                       THE SELLING STOCKHOLDERS NAMED IN
                                       SCHEDULE 2 TO THIS AGREEMENT

                                       By:  ATTORNEY-IN-FACT


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

Accepted:

LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
C.E. UNTERBERG, TOWBIN

For themselves and as Representatives
of the several U.S. Underwriters named
in Schedule 1 hereto

    By: LEHMAN BROTHERS INC.


    By:
       --------------------------------
       Authorized Representative

                                   SCHEDULE 1

                                                                      Number of
    U.S. Underwriters                                                  Shares
    -----------------                                                  ------

Lehman Brothers Inc.....................................
Bear, Stearns & Co. Inc.................................
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..........................................
Morgan Stanley & Co. Incorporated
C.E. Unterberg, Towbin..................................
                                                                      ---------
         Total                                                        7,400,000
                                                                      =========

                                   SCHEDULE 2

                                                                      NUMBER OF
SELLING STOCKHOLDERS                                                   SHARES
--------------------                                                   ------

Lockheed Martin Corporation.............................
Lehman Brothers Capital Partners III, L.P...............
LB I Group Inc. ........................................
Lehman Brothers MBG Partners 1997 (A) L.P...............
Lehman Brothers MBG Partners 1997 (B) L.P...............
                                                                      ---------
     Total..............................................              4,600,000
                                                                      =========

                       FORM OF LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
C.E. UNTERBERG, TOWBIN
As Representatives of the
   several U.S. underwriters

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
BEAR, STEARNS INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
C.E. UNTERBERG, TOWBIN
As Representatives of the
   several international managers

c/o LEHMAN BROTHERS INC.
Three World Financial Center
New York, NY  10285

Dear Sirs:

         The undersigned understands that you and certain other firms propose to enter into underwriting agreements (the "Underwriting Agreements") providing for the purchase by you and such other firms (collectively, the "Underwriters") of shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of L-3 Communications Holdings, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

         In consideration of the execution of the Underwriting Agreements by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of _____ days after the date of the final Prospectus relating to the Offering except in each case for transactions by any person other than the Company relating to shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock acquired in open market transactions after the completion of the Offering.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company or the Selling Stockholders notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

         It is further understood that the Company and the Underwriters have represented to the undersigned that each Selling Stockholder and certain officers and directors of the Company shall be required to execute a Lock-Up Letter Agreement the terms of which are identical to those contained herein. The Underwriters and/or the Company will immediately notify the undersigned if any such Lock-Up Letter Agreement is modified, amended, waived or terminated in a manner so as to impose less stringent restrictions upon the person to which such Lock-Up Letter Agreement applies as well as the nature of any such modification, amendment, waiver or termination and this Lock-Up Letter Agreement shall be deemed to have been modified, amended, waived or terminated in the same manner as of the same effective date and time.

         The undersigned understands that the Company, the Selling Stockholders and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                       Very truly yours,


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:
Dated:
      ----------------------------